Exhibit 99.1
Harris Corporation Strategically Realigns Business Segments;
Enhances Position in Fast-Growing Global Market for Highly Reliable
Integrated Network Solutions
Company Reconfirms Fiscal 2011 Guidance
MELBOURNE, Florida, March 8, 2011 — Harris Corporation (NYSE:HRS), an international communications and information technology company, has strategically realigned its operating businesses to provide increased market focus and address the fast-growing global market for integrated communications and information technology and services. The realignment will enable the company to effectively integrate its technology, products and services to meet the demands of government and commercial markets.
The three Harris segments are:
•	RF Communications — no change; includes the Tactical Communications and Public Safety and Professional Communications businesses. Provides tactical and land mobile radios, systems and networking applications for global defense, security, public safety and public service, transportation, and utility markets.
•	Government Communications Systems — includes the Civil Programs, Defense Programs and National Intelligence Programs businesses. Provides communications and information technology and systems integration for mission-critical government applications.
•	Integrated Network Solutions — includes the Harris IT Services, Harris CapRock Communications, Healthcare Solutions, and Cyber Integrated Solutions businesses (all of which were previously part of the Government Communications Systems segment), and the Broadcast Communications business. Provides IT services, managed services, cyber integration, interoperability, imaging, and digital media management solutions to support government, energy, healthcare, broadcast, and enterprise networks.
“Harris has established a strong reputation and track record for delivering innovative solutions across an increasingly broad spectrum of markets. This strategic business realignment will enable each of our segments to more effectively combine technologies, products and services from throughout the company into integrated solutions tailored for the specific markets that they serve,” said Howard L. Lance, chairman, president and chief executive officer.
“This approach represents a tremendous opportunity for our current and prospective customers, as we introduce more integrated end-to-end solutions for existing and new markets. This realignment positions the company to further expand into adjacent markets and global regions that are growing faster and have higher margins than some of our traditional government markets,” he added.

Integrated Network Solutions
Integrated Network Solutions represents a new segment that combines the resources and capabilities of existing and recently acquired operations into a powerful organization targeting the fast-growing global market for highly reliable and secure communications and IT networks.
The new segment will leverage the company’s strong and expanding technology and service capabilities — along with its growing global presence — to provide integrated solutions to meet individual customer and market needs. Harris is unique in its ability to integrate advanced technology and services to capture, aggregate, distribute, and analyze any type of communications or information — including voice, video, data, and imaging.
Integrated Network Solutions builds on Harris’ legacy of creating and operating some of the world’s most trusted networks for customers in established markets including defense, intelligence, air traffic control, public safety, and broadcast. The company is extending this reach into new markets, including healthcare, energy, cloud computing, sports, entertainment, and retail venues. Harris customers operate under very demanding requirements where high reliability and secure communications is critical.
“Commercial businesses and government customers around the globe are increasingly seeking total solutions — combining innovative technology with managed services,” said Dan Pearson, executive vice president and chief operating officer, and acting group president for the new segment. “With a flexible technology and managed services approach, Integrated Network Solutions is uniquely positioned to create tailored end-to-end solutions for customers seeking a trusted communications and IT partner.”
The company will report its financial results under the new segment structure effective with its third quarter of fiscal 2011, which ends April 1, 2011.
Earnings Guidance
The company has reiterated its previous guidance for non-GAAP net income for fiscal 2011 in the range of $4.80 to $4.90 per diluted share ($4.73 to $4.83 per diluted share on a GAAP basis). Fiscal 2011 non-GAAP earnings guidance excludes acquisition-related costs. Fiscal 2011 revenue is still expected to be at the high end of the $5.9 to $6.0 billion range, which represents a year-over-year increase of about 15 percent compared with the prior year. A reconciliation of GAAP to non-GAAP financial measures is provided in Tables 1 and 2 along with accompanying notes.

There have been no changes to previous guidance other than giving effect to the segment realignment. In the RF Communications segment, fiscal 2011 revenue is still expected to be in the range of 9 to 10 percent higher, compared with the prior year, and operating margin is still expected to be in the range of 34 to 35 percent. In the realigned Government Communications Systems segment, fiscal 2011 revenue is expected to be in the range of 3 to 5 percent higher, compared with the prior year, and operating margin is expected to be in the range of 12.5 to 13.0 percent. In the new Integrated Network Solutions segment, fiscal 2011 revenue is expected to be in the range of 33 to 35 percent higher, compared with the prior year, which represents organic revenue growth in the range of 7 to 9 percent. Non-GAAP operating margin in the segment is expected to be in the range of 5 to 6 percent.
About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including fiscal 2011 guidance for income per diluted share, excluding acquisition-related costs; fiscal 2011 operating margin for the Integrated Network Solutions segment, excluding acquisition-related costs; and fiscal 2011 organic revenue growth guidance for the Integrated Network Solutions segment, adjusting for the impact of acquisitions. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.
Attachment: Tables.

Forward Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2011, fiscal 2011 segment revenue and operating margin guidance; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; the potential impact of satellite bandwidth constraints on our managed satellite communications services; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

HARRIS CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income; cost of product sales and services; engineering, selling and administrative expenses; income before income taxes; income taxes; net income; and net income per diluted share adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 1
HARRIS CORPORATION
Reconciliation of FY ’11 GAAP Net Income per Diluted Share Guidance
to FY ’10 GAAP Net Income per Diluted Share
and FY ’11 Non-GAAP Net Income per Diluted Share Guidance
(Unaudited)

	Fiscal Year
	2010	2011	Percent
	(Actual)	(Guidance)	Change

GAAP net income per diluted common share	$4.28	$4.73 to $4.83	11% to 13%
Charges associated with the acquisition of Tyco Electronics Wireless Systems (A)	0.11	—
Charges associated with the acquisitions of Crucial Security, Inc., the ATC Business Unit of SolaCom Technologies Inc., Patriot Technologies, LLC and SignaCert, Inc. (B)	0.02	—
Charges associated with the acquisition of CapRock Communications (C)	0.02	0.07

Non-GAAP net income per diluted common share	$4.43	$4.80 to $4.90	8% to 11%

Table 2
HARRIS CORPORATION
Integrated Network Solutions Organic Revenue Growth and Operating Margin Calculations
(Unaudited)

	Fiscal Year
	2010	2011
	(Actual)	(Guidance)	Percent Change
	(In millions)
Revenue (reclassified segment)	$1,485.1	$1,975 - $2,010	33% to 35%
Impact of acquisitions of CapRock Communications, Patriot Technologies, LLC and SignaCert, Inc.	364.4

Organic revenue	$1,849.5	$1,975 - $2,010	7% to 9%

		Operating Margin
		Based on
		Revenue Midpoint
GAAP operating margin	$93 - $108	4.7% to 5.4%
Non-GAAP adjustments (D)	$12

Non-GAAP operating margin	$105 - $120	5.3% to 6.0%

HARRIS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 1 and 2:
Note A – Adjustment for pre-tax charges of $19.3 million ($.11 per diluted share) for fiscal 2010 related to integration and other costs associated with our acquisition of the Tyco Electronics Wireless Systems business.
Note B – Adjustment for pre-tax charges of $4.2 million ($.02 per diluted share) for fiscal 2010 related to integration and other costs associated with our acquisitions of Crucial Security, Inc., the Air Traffic control business unit of SolaCom Technologies Inc., Patriot Technologies, LLC and SignaCert, Inc.
Note C – Adjustment for pre-tax charges of $2.6 million ($.02 per diluted share) for fiscal 2010 and estimated pre-tax charges of $12.0 million ($.07 per diluted share) for fiscal 2011 related to integration and other costs associated with our acquisition of CapRock Communications (“CapRock”).
Note D – Adjustment for estimated pre-tax charges of $12.0 million for fiscal 2011 related to integration and other costs associated with our acquisition of CapRock.